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                                                                   EXHIBIT 10.22

                                 PROMISSORY NOTE

$150,000.00                                                       JUNE 15, 2001
                                                         LAKE FOREST, CALIFORNIA

        For value received, Donald M. Earhart ("Borrower") promises to pay to the order of I-Flow Corporation ("I-Flow"), or to such other person as I-Flow may from time to time designate, the principal sum of $150,000.00, together with interest on the outstanding balance which shall accrue at the annual simple rate of 5.58 percent. This promissory note (this "Note") commences on June 15, 2001 (the "Commencement Date") and all obligations set forth herein are measured from this date.

        1. Payments. This Note is payable in biweekly payments of $753.38, principal and interest, with the first payment due on June 29, 2001. All principal and interest shall be fully repaid no later than 10 years after the Commencement Date.

        2. Interest Payments; Usury. Any interest not paid when due shall be added on to the principal sum owing, and shall accrue interest as principal from such time onwards; provided, however, that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise, will the amount paid or agreed to be paid to I-Flow exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstances whatsoever, fulfillment of any provision of this Note at the time performance of such provision is due, involves exceeding the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then the obligation to be fulfilled will be reduced to the limit of such validity. Furthermore, if, from any circumstances whatsoever, I-Flow ever receives as interest an amount which would exceed the highest lawful rate, the amount which would be excessive interest will be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest.

        3. Acceleration. If there is any default in the payment of any installment of principal or interest of this Note, or if Borrower's employment with I-Flow is terminated for any reason, I-Flow shall have the option to declare the entire remaining unpaid balance of this Note due and payable at once.

        4. Place of Performance. All payments and performance of the obligations under this Note shall be made at I-Flow's office in Lake Forest, California or such other place as I-Flow may from time to time designate.

        5. Notice. Presentment, demand, protest, notice of protest, dishonor and nonpayment of this Note and all notices of every kind are hereby waived by Borrower.

        6. No Waiver. No delay or omission on the part of I-Flow in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

        7. Governing Law. This Note shall be governed and interpreted under the internal laws of the State of California


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        8. Payment. In the event that Borrower's employment with I-Flow is terminated for any reason and I-Flow declares the entire remaining unpaid balance of this Note due and payable pursuant to Section 3 hereof, I-Flow shall have the right to offset any sums payable to Borrower in connection with such termination, including, but not limited to, a severance payment, by an amount equal to the remaining unpaid balance under this Note.

        9. Fees and Expenses. In the event that an action is brought by a party hereto in order to enforce or interpret the terms of this Note, the prevailing party will be entitled to recover, in addition to any other remedy or relief that is available to such party, reimbursement for actual costs and expenses incurred in connection therewith, including, without limitation, actual attorneys' fees.

        IN WITNESS WHEREOF, the undersigned has caused this Note to be executed as of the date first written above.


                                               BORROWER


                                               ---------------------------------
                                               Donald M. Earhart




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